Exhibit: 4.7

ASSIGNMENT OF PROMISSORY NOTE

This Assignment of Promissory Note (“Assignment”) is dated as of December 22, 2008 and is made and entered into by and between Resort Marketing Professionals, Inc., a Florida corporation (“Holder”), and Freedom Environmental Services, Inc., a Delaware corporation (“Assignee”).

     For valuable consideration, as described below, the Holder does hereby grant, convey, transfer, assign and set over unto the Assignee all right, title and interest of the Holder in and to the promissory note, dated as of December 21, 2008 (“Note”) and attached as Exhibit A, between the Holder and Edmund F. Curtis (“Borrower”), in the principal amount of ninety five thousand dollars ($95,000).

Consideration for Assignment

     Assignee acknowledges that Holder advanced Borrower funds under the Note to pay for general living expenses while performing duties as President of Assignee. Holder agrees to assign Borrower’s obligation to Holder to Assignee for consideration in the form of a convertible promissory note and loan agreement, attached as Exhibits B and C, from Assignee to Holder. The convertible note will be in the principal amount of ninety five thousand dollars ($95,000) plus accrued interest.

     The Holder represents and warrants that it has duly executed and delivered the assigned documents and has not assigned or encumbered the assigned documents except pursuant to this Assignment.

     The Borrower hereby acknowledges receipt of an executed copy of, and consents to the execution of this Assignment. The Borrower agrees that it will be bound by the terms and provisions and will pay or cause to be paid directly to the Assignee all Note payments. The Borrower shall be absolutely and unconditionally obligated to pay all such sums under the assigned documents. If the Borrower fails to pay the Assignee all sums due in payable, the Assignee has the right to take all rights and title to Borrower’s security for the Note.

     This Assignment shall be governed by and construed in accordance with the laws of the State of Florida. The location for the settlement of any disputes arising out of this Assignment and the Assigned Documents shall be Orange County, Florida.

     Notwithstanding any provision herein to the contrary, whether express, by implication or otherwise, the obligations of the Holder, Borrower or Assignee contained herein or arising hereunder, the Holder, Borrower and Assignee acknowledge that the Borrower pledges his stock in Assignee and any and all future compensation payments from Assignee as sole security for the assigned Note. This agreement shall not constitute or give rise to any personal liability of any officer and employee of the Holder, or the officers and employees of Assignee, or Borrower signing the Assignment agreement. Or for any act or omission related to the authorization or issuance of the Assignment or the execution, delivery or performance of any document related to this agreement.

     IN WITNESS WHEREOF, Holder, Assignee and the Borrower have caused this Assignment to be executed this December 22, 2008.

Resort Marketing Professionals, Inc. (“Holder”)

Freedom Environmental Services, Inc. (“Assignee”)

Exhibit A

Promissory Note

Dated:	December 21, 2008

Between: Edmund F. Curtis ("Borrower") and;
              Resort Marketing Professionals, Inc. (Lender)

This Promissory Note (the "NOTE") is made and executed as of the date referred to above, by and between Edmund F. Curtis and Resort Marketing Professionals, Inc. By this Note, the Borrower promises and agrees to pay to the order of Lender the aggregate unpaid principal amount of all funds advanced by Lender to Borrower or on behalf of Borrower, totaling ninety five thousand dollars ($95,000), together with interest thereon from the date each advance is made until paid in full, both before and after judgment, at the rate of twelve percent (12%) per annum, simple interest. This note supersedes and incorporates all previous notes between the parties.

Payment in whole or part may occur at any time hereunder without penalty; provided that any such partial prepayment shall not operate to postpone or suspend the obligation to make, and shall not have the effect of altering the time for payment of the remaining balance of the Note as provided for above, unless and until the entire obligation is paid in full. All payments received hereunder shall be applied to interest first, then principal.

An event of default will occur if any of the following events occurs:

A. failure to pay any principal or interest hereunder within ten (10) days after the same becomes due, the due date is December 21, 2011;

B. filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or

C. filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days un-dismissed, un-bonded, or undischarged.

Upon the occurrence of an event of default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

Any notice or demand to be given to the parties hereunder shall be deemed to have been given to and received by them and shall be effective when personally delivered or when deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to the party at his or its last known address, or at such other address as the one of the parties may hereafter designate in writing to the other party.

The Borrower hereof waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by the Lender without in any way affecting its liability hereunder.

In the event any payment under this Note is not made at the time and in the manner required, the Borrower agrees to pay any and all costs and expenses which may be incurred by the Lender hereof in connection with the enforcement of any of its rights under this Note or under any such other instrument, including court costs and reasonable attorneys' fees.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

The Borrower:

Exhibit B

Freedom Environmental Services, Inc.
(a Delaware corporation)

Convertible Promissory Note

Note Amount: $95,000

Freedom Environmental Services, Inc., a Delaware corporation (the "Corporation"), for value received, promises to pay (subject to the conversion provisions set forth herein) to the order of

Resort Marketing Professionals, Inc., a Florida corporation, (the "Holder"), on demand, upon presentation of this Convertible Promissory Note (the "Note"), Ninety Five Thousand Dollars ($95,000) or such principal that has been funded through the Loan Agreement (the "Principal Amount"). The Note is convertible into shares of common stock (the "Common Stock") of the Corporation as provided below in Section 2. This Note is issued in accordance with the terms and conditions set forth in the Loan Agreement, of even date herewith, by and between the Corporation and the Holder (the “Loan Agreement”).

The Corporation covenants, promises and agrees as follows:

     1. Interest. The unpaid principal balance from time to time outstanding on the Note shall bear interest at the rate of the note subject to the assignment agreement between the Holder and Corporation dated December 22, 2008, unless otherwise changed per the Loan Agreement. Interest shall be calculated on the basis of a 360-day year and actual number of days elapsed, payable at maturity. However, at no time shall the interest to be paid by the Corporation to the Holder exceed eighteen percent (18%) per annum.

     2. Conversion.

     2.1. Option to Convert. Subject to Section 2.2, the Holder shall have the right, at its option, to convert, in whole or in part, subject to the terms and provisions hereof, the then outstanding balance of the Principal Amount of the Note into shares of the Corporation’s common stock the number of shares to be determined by dividing the outstanding balance of the Principal Amount of the Note to be converted by fifty percent(50%) of the Market Price (as defined below) of the Corporation’s common stock on the date of conversion (the "Conversion Price"), subject to adjustment as provided below in Section 6.

For the purposes of this Agreement, “Market Price” shall mean:

(i) if the Corporation’s common stock is listed, or admitted to unlisted trading privileges on a national securities exchange, or is traded on the Nasdaq National Market or the Nasdaq Small-Cap Market, the last reported high bid price on each trading day of any measurement period to which such Market Price relates, in each case as officially reported by the principal securities exchange on which the common stock is listed or admitted to unlisted trading privileges or by the Nasdaq National Market or Nasdaq Small-Cap Market, or

(ii) if the Corporation’s common stock is not listed or admitted to unlisted trading privileges, on any national securities exchange, or traded on the Nasdaq National Market or Nasdaq Small-Cap Market, but is traded on the OTC Bulletin Board of the Nasdaq Stock Market, Inc. (the “OTCBB”), then the Market Price is the last reported high bid price of the common stock reported by the OTCBB; or

(iii) if the Corporation’s common stock is not listed or admitted to unlisted trading privileges, on any national securities exchange, or traded on the Nasdaq National Market, Nasdaq Small-Cap Market, or the OTCBB but is traded in the over-the-counter market, then the Market Price is the last reported high bid price of the common stock reported by the National Quotation Bureau, Inc. or similar bureau if the National Quotation Bureau, Inc. is no longer reporting such information on the date of the event to which such Market Price relates, and if no such prices are reported on such date, then the average of the last so reported high bid prices on the last five trading days on which such prices are reported immediately preceding such date; or

(iv) if the Corporation’s common stock is neither listed, nor admitted to unlisted trading privileges on a national securities exchange, nor traded on the Nasdaq National Market or Nasdaq Small-Cap Market, nor on the OTCBB, nor traded in the over-the-counter market, then the fair market value of the common stock, not less that the book value thereof, as of the date of the event to which such Market Price relates, as determined in good faith (using customary valuation methods) by the Board of Directors of the Corporation, which determination shall be evidenced by a resolution of the Board of Directors and based on the best information available to it.

     2.2 Vesting. Notwithstanding anything to the contrary contained in this Note, the Holder shall only have the right to convert at any time after the execution of this Note and Loan Agreement.

     2.3. Exercise of Conversion Right. The conversion right shall be exercised, if at all, by surrender of the Note to the Corporation, together with written notice of election executed by the Holder, which may be in the form which is included with this Note (hereinafter referred to as the "Conversion Notice") to convert such Note or a specified portion thereof into the shares of common stock of the Corporation. Such notice shall be sent to the Corporation at the address set forth below in Section 10 hereof.

     The date of conversion (the "Date of Conversion") shall be the date on which the Conversion Notice is received by the Corporation and the person or persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares on such date.

     2.4. Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, unissued or treasury shares, shares of Common Stock sufficient to effect the conversion of this Note; and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding principal of this Note, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     3. Prepayment. The Corporation shall have the right to prepay this Note, in whole or in part, without penalty or a premium.

     4. Security. The Corporation’s obligations hereunder are secured, as more fully described in the Loan Agreement, by and between the Corporation and the Holder.

5. Default.

     5.1. Payment of this Note shall, at the election of the Holder, be accelerated immediately upon the occurrence of any of the following events (a "Event of Default"):

     (a) The non-payment by the Corporation when due of principal and interest as provided in this Note; or

     (b) The occurrence of any Event of Default as such term is defined in the Loan Agreement.

     5.2. Each right, power or remedy of the Holder hereof during the continuation of any Event of Default as provided for in this Note now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute, and the exercise by the Holder of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Holder hereof of any or all such other rights, powers or remedies.

     6. Failure to Act and Waiver. No failure or delay by the Holder hereof to insist upon the strict performance of any term of this Note or to exercise any right, power or remedy consequent upon a Event of Default hereunder shall constitute a waiver of any such term or of any such breach, or preclude the Holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the Holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Note, or to declare a Event of Default for failure to effect such payment of any such other amount.

     The failure of the Holder of this Note to give notice of any failure or breach of the Corporation under this Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

     7. Consent to Jurisdiction. The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Note shall be brought in any appropriate court in the State of Florida, and by the issuance and execution of this Note the Corporation irrevocably consents to the jurisdiction of each such court.

     8. Transfer/Negotiability. This Note shall be transferred on the books of the Corporation only by the registered Holder hereof or by its attorney duly authorized in writing or by delivery to the Corporation of a duly executed assignment. The foregoing notwithstanding, the Corporation shall not transfer this Note nor any of the shares of Common Stock issuable upon conversion hereunder except pursuant to registration under the Act or an available exemption from the registration requirements of the Act. Neither the Corporation nor its Transfer Agent, if any, shall be obligated to effect any such transfer unless it shall have received an opinion of counsel to the Holder reasonably satisfactory to the Corporation and its Transfer Agent, if any, stating that such removal of the legend complies with the provisions of the Act. The Corporation shall be entitled to treat any Holder of record of the Note as the Holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in this Note in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Florida.

     9. Notices. All notices and communications under this Note shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefor or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to the Corporation, to:

Freedom Environmental Services, Inc.
5036 Dr. Phillips Boulevard
#306
Orlando, Florida 32819

If to Holder:

Resort Marketing Professionals, Inc.
3842 Winding Lakes Circle
Orlando, Florida 32835

Attn: Michael S. Borish, President

     10. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Florida, or, where applicable, the laws of the United States, without regard to conflicts of law.

     11. Binding upon Successors. All covenants and agreements herein contained by or on behalf of the Corporation shall bind its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns; Corporation may not assign this Agreement or any rights or duties hereunder without Holder’s prior written consent and any prohibited assignment shall be absolutely void. Holder reserves the right to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in Holder’s rights and benefits hereunder; provided, that Holder shall, for informational purposes but not as a requirement, notify the Corporation of the identity of all other assignees or participants who have acquired an ownership interest in the Note, and upon conversion, in the equity of the Corporation as a result thereof. In connection with any such assignment or participation, Holder may disclose all documents and information which Holder now or hereafter may have relating to Corporation's business.

     IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed as of the 22nd day of December, 2008.

Freedom Environmental Services, Inc.

CONVERSION NOTICE

Freedom Environmental Services, Inc.

     The undersigned holder (the "Holder") of a Convertible Promissory Note in the principal amount of Ninety Five Thousand Dollars ($95,000) (the "Note"), hereby elects to convert U.S. $____________of said Note into _____________ shares of common stock of Freedom Environmental Services, Inc. in accordance with the terms of the Note. Holder hereby directs that any such shares be issued in the name of and delivered to the Holder or if so specified, to the person or entity named below.

Dated: _________________

Exhibit C